Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger, WW

212.601.7569

corey.kinger@weightwatchers.com

Media:

Megan Bishop, Teneo Strategy for WW

917.544.0071

megan.bishop@teneostrategy.com

WW Announces First Quarter 2019 Results and Raises Full Year 2019 EPS Guidance

•	End of Period Subscribers in Q1 2019 4.6 million, up 1% year-over-year

•	Total Paid Weeks in Q1 2019 up 4% year-over-year

•	Revenues in Q1 2019 of $363 million, down 11%, or 9% on a constant currency basis, year-over-year

•	FY 2019 EPS guidance increased to a range of $1.35 to $1.55

NEW YORK (May 2, 2019) – Weight Watchers International, Inc. (NASDAQ: WW) today announced its results for the first quarter of fiscal 2019 and raised its full year fiscal 2019 EPS guidance.

“Trends improved sequentially throughout the quarter, resulting in 4.6 million subscribers at quarter end, up 1% year-over-year,” said Mindy Grossman, the Company’s President and CEO. “We are confident that our strategy to focus on providing holistic wellness solutions leveraging our best-in-class weight management program is the right path to support long-term sustainable growth.”

“For the remainder of the year, we are focused on driving member recruitment and retention and elevating our brand, as well as exercising strict cost discipline,” said Nick Hotchkin, the Company’s CFO, Operating Officer, North America and President, Emerging Markets.

Q1 2019 Consolidated Results

	Three Months Ended			% Change Adjusted for Constant Currency(1)
(in millions except percentages and per share amounts)	March 30, 2019	March 31, 2018	% Change
Service Revenues, net	$306.7	$328.7	(6.7%)	(4.1%)
Product Sales and Other, net	56.4	79.6	(29.1%)	(26.8%)

Revenues, net	$363.2	$408.2	(11.0%)	(8.5%)
Operating Income	$21.9	$62.1	(64.7%)	(63.2%)
Net (Loss) Income *	($10.7)	$39.1	(127.3%)	(125.8%)
EPS	($0.16)	$0.56	(128.4%)	(126.8%)
Total Paid Weeks	58.7	56.3	4.2%	N/A
Digital(2) Paid Weeks	39.0	34.7	12.2%	N/A
Studio + Digital(3) Paid Weeks	19.7	21.6	(8.6%)	N/A
End of Period Subscribers(4)	4.6	4.6	0.9%	N/A
Digital Subscribers	3.1	2.9	7.2%	N/A
Studio + Digital Subscribers	1.5	1.6	(10.4%)	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including the Personal Coaching + Digital product.
(3)

“Studio + Digital” refers to providing access to the Company’s weekly in-person workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers. The “Studio + Digital” business also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(4)	“Subscribers” refers to Digital subscribers and Studio + Digital subscribers who participate in recur bill programs in Company-owned operations.

*	Except in the case of the financials attached to this release, “Net (Loss) Income” refers to Net (Loss) Income attributable to Weight Watchers International, Inc.

Q1 2019 Business and Financial Highlights

•

End of Period Subscribers in Q1 2019 were up 0.9% versus the prior year period, primarily due to the higher subscriber level at the start of fiscal 2019 versus the start of the prior year which was largely offset by recruitment declines in the quarter. Q1 2019 End of Period Digital Subscribers were up 7.2% and End of Period Studio + Digital Subscribers were down 10.4% versus the prior year period.

•	Total Paid Weeks in Q1 2019 were up 4.2% versus the prior year period. Q1 2019 Digital Paid Weeks increased 12.2% and Studio + Digital Paid Weeks decreased 8.6% versus the prior year period.

•	Revenues in Q1 2019 were $363.2 million. On a constant currency basis, Q1 2019 revenues decreased 8.5% versus the prior year period.

¡

Service Revenues in Q1 2019 were $306.7 million. On a constant currency basis, these revenues decreased 4.1% versus the prior year period. This decrease was primarily driven by declines in the North America and UK markets.

¡	Product Sales and Other in Q1 2019 were $56.4 million. On a constant currency basis, these revenues decreased 26.8% versus the prior year period, primarily due to a decline in product sales.

•

Operating Income in Q1 2019 was $21.9 million compared to $62.1 million in the prior year period. This decrease in operating income was primarily driven by operating deleverage on lower revenues in the quarter versus the prior year period.

•

Income Tax in Q1 2019 was a benefit of $2.9 million. In the prior year period, income tax was a benefit of $12.6 million, which reflected a one-time $17.3 million net tax benefit due to Oprah Winfrey’s exercise of a portion of her stock options during the quarter.

•	Net Loss in Q1 2019 was $10.7 million compared to net income of $39.1 million in the prior year period.

•	Earnings per fully diluted share (EPS) in Q1 2019 was a loss of $0.16 compared to income of $0.56 in the prior year period.

¡	Certain items affect year-over-year comparability.

◾	Q1 2019 results included $6.3 million in expenses ($4.7 million after tax) related to the Company’s organizational realignment, which negatively impacted EPS by $0.07 per fully diluted share.

◾	Q1 2018 results included a $0.25 per fully diluted share tax benefit from Ms. Winfrey’s exercise of a portion of her stock options during the quarter.

Other Items

•	Cash balance as of March 30, 2019 was $193.4 million. On that same date, the Company had no outstanding borrowings under its $150 million revolving credit facility.

Full Year Fiscal 2019 Guidance

The Company is reiterating its full year fiscal 2019 revenue guidance of approximately $1.4 billion and raising its earnings guidance to between $1.35 and $1.55 per fully diluted share.

First Quarter 2019 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Mindy Grossman, President and Chief Executive Officer, and Nicholas Hotchkin, Chief Financial Officer, Operating Officer, North America & President, Emerging Markets, will discuss the first quarter of fiscal 2019 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. The Company presents in the attachments to this release the non-GAAP financial measure earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”). In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures. A reconciliation of the forward-looking full year EBITDAS outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of the Company’s control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

About Weight Watchers International, Inc.

WW – the new Weight Watchers – is a global wellness company and the world’s leading commercial weight management program. We inspire millions of people to adopt healthy habits for real life. Through our engaging digital experience and face-to-face group workshops, members follow our livable and sustainable program that encompasses healthy eating, physical activity, and a helpful mindset. With more than five decades of experience in building communities and our deep expertise in behavioral science, we aim to deliver wellness for all. To learn more about the WW approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, revenue and earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends; the ability to successfully implement new strategic initiatives; the effectiveness of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners; the impact of the Company’s substantial amount of debt and its debt service obligations and debt covenants; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of security breaches or privacy concerns; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political and social risks and foreign currency risks; uncertainties related to a downturn in general economic conditions or consumer confidence; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the Company’s failure to maintain effective internal control over financial reporting; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

UNAUDITED

	March 30, 2019	December 29, 2018

ASSETS
Cash and cash equivalents	$193,358	$236,974
Other current assets	134,078	129,450

TOTAL CURRENT ASSETS	327,436	366,424
Property and equipment, net	51,843	52,202
Operating lease assets	148,447	—
Goodwill, franchise rights and other intangible assets, net	963,674	960,815
Other assets	34,784	35,100

TOTAL ASSETS	$1,526,184	$1,414,541

LIABILITIES AND TOTAL DEFICIT
Portion of long-term debt due within one year	$57,750	$77,000
Portion of operating lease liabilities due within one year	36,125	—
Other current liabilities	278,277	264,316

TOTAL CURRENT LIABILITIES	372,152	341,316
Long-term debt	1,651,952	1,669,708
Long-term operating lease liabilities	121,308	—
Deferred income taxes, other	195,838	208,547

TOTAL LIABILITIES	$2,341,250	$2,219,571

Redeemable noncontrolling interest	3,868	3,913

Shareholders’ deficit	(818,934)	(808,943)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,526,184	$1,414,541

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	March 30, 2019	March 31, 2018
Service revenues, net (1)	$306,726	$328,669
Product sales and other, net (2)	56,438	79,554

Revenues, net	363,164	408,223

Cost of services (3)	128,957	139,778
Cost of product sales and other	33,259	47,442

Cost of revenues	162,216	187,220

Gross profit	200,948	221,003
Marketing expenses	114,249	98,919
Selling, general and administrative expenses	64,802	60,011

Operating income	21,897	62,073
Interest expense	35,195	35,866
Other expense (income), net	303	(235)

(Loss) income before income taxes	(13,601)	26,442
Benefit from income taxes	(2,875)	(12,617)

Net (loss) income	(10,726)	39,059
Net loss attributable to the noncontrolling interest	39	53

Net (loss) income attributable to Weight Watchers International, Inc.	$(10,687)	$39,112

(Loss) Earnings Per Share attributable to Weight Watchers International, Inc.
Basic	$(0.16)	$0.60

Diluted	$(0.16)	$0.56

Weighted average common shares outstanding:
Basic	66,964	65,123

Diluted	66,964	69,501

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Studio + Digital Fees”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including the Personal Coaching + Digital product. “Studio + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products in workshops and via e-commerce, revenues from licensing, magazine subscriptions, publishing and third-party advertising in publications and on the Company’s websites and sales from the By Mail product, other revenues, and franchise fees with respect to commitment plans and commissions.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Studio + Digital services.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended		Variance
	March 30,	March 31,
	2019	2018
Digital Paid Weeks (1)
North America	24,608	22,513	9.3%
CE	11,154	9,302	19.9%
UK	2,436	2,228	9.3%
Other (2)	792	706	12.1%

Total Digital Paid Weeks	38,990	34,750	12.2%

Studio + Digital Paid Weeks (1)
North America	13,244	14,796	(10.5%)
CE	3,124	3,324	(6.0%)
UK	2,716	2,790	(2.7%)
Other (2)	633	660	(4.2%)

Total Studio + Digital Paid Weeks	19,716	21,570	(8.6%)

Total Paid Weeks (1)
North America	37,852	37,309	1.5%
CE	14,279	12,626	13.1%
UK	5,151	5,018	2.7%
Other (2)	1,425	1,366	4.2%

Total Paid Weeks	58,706	56,320	4.2%

End of Period Digital Subscribers (3)
North America	1,968	1,915	2.8%
CE	914	773	18.2%
UK	193	179	7.5%
Other (2)	61	58	6.2%

Total End of Period Digital Subscribers	3,136	2,925	7.2%

End of Period Studio + Digital Subscribers (3)
North America	982	1,119	(12.2%)
CE	244	267	(8.7%)
UK	199	210	(5.0%)
Other (2)	48	49	(1.0%)

Total End of Period Studio + Digital Subscribers	1,473	1,644	(10.4%)

Total End of Period Subscribers (3)
North America	2,951	3,034	(2.8%)
CE	1,158	1,040	11.3%
UK	392	389	0.7%
Other (2)	110	106	2.9%

Total End of Period Subscribers	4,609	4,570	0.9%

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Personal Coaching + Digital); (ii) “Studio + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Studio + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Personal Coaching + Digital, subscribers; (ii) “End of Period Studio + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Studio + Digital Subscribers.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2019 Variance
						2019
						Constant
	Q1 2019			Q1 2018	2019	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2018	2018
Selected Financial Data
Consolidated Company Revenues	$363,164	$10,186	$373,350	$408,223	(11.0%)	(8.5%)
Consolidated Digital Subscription Revenues (1)	$148,855	$4,640	$153,495	$138,547	7.4%	10.8%
Consolidated Studio + Digital Fees (2)	$157,871	$3,746	$161,617	$190,122	(17.0%)	(15.0%)
Consolidated Service Revenues (3)	$306,726	$8,386	$315,112	$328,669	(6.7%)	(4.1%)
Consolidated Product Sales and Other (4)	$56,438	$1,800	$58,238	$79,554	(29.1%)	(26.8%)

North America
Digital Subscription Revenues (1)	$98,760	$346	$99,106	$92,240	7.1%	7.4%
Studio + Digital Fees (2)	$117,599	$396	$117,995	$140,152	(16.1%)	(15.8%)
Service Revenues (3)	$216,359	$742	$217,101	$232,392	(6.9%)	(6.6%)
Product Sales and Other (4)	$33,652	$108	$33,758	$46,787	(28.1%)	(27.8%)
Total Revenues	$250,011	$851	$250,860	$279,179	(10.4%)	(10.1%)
CE
Digital Subscription Revenues (1)	$40,183	$3,476	$43,659	$36,161	11.1%	20.7%
Studio + Digital Fees (2)	$23,949	$2,035	$25,984	$29,080	(17.6%)	(10.6%)
Service Revenues (3)	$64,132	$5,511	$69,643	$65,241	(1.7%)	6.7%
Product Sales and Other (4)	$12,025	$1,009	$13,034	$17,290	(30.5%)	(24.6%)
Total Revenues	$76,157	$6,522	$82,678	$82,531	(7.7%)	0.2%
UK
Digital Subscription Revenues (1)	$6,418	$440	$6,858	$6,563	(2.2%)	4.5%
Studio + Digital Fees (2)	$11,263	$772	$12,035	$14,382	(21.7%)	(16.3%)
Service Revenues (3)	$17,681	$1,212	$18,893	$20,945	(15.6%)	(9.8%)
Product Sales and Other (4)	$6,930	$477	$7,407	$9,339	(25.8%)	(20.7%)
Total Revenues	$24,611	$1,689	$26,300	$30,284	(18.7%)	(13.2%)
Other (5)
Digital Subscription Revenues (1)	$3,494	$378	$3,872	$3,583	(2.5%)	8.1%
Studio + Digital Fees (2)	$5,060	$542	$5,602	$6,508	(22.2%)	(13.9%)
Service Revenues (3)	$8,554	$920	$9,474	$10,091	(15.2%)	(6.1%)
Product Sales and Other (4)	$3,831	$204	$4,035	$6,138	(37.5%)	(34.2%)
Total Revenues	$12,385	$1,124	$13,509	$16,229	(23.7%)	(16.7%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including the Personal Coaching + Digital product.
(2)	“Studio + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Service Revenues” equal “Digital Subscription Revenues” plus “Studio + Digital Fees”.
(4)

“Product Sales” are sales of consumer products in workshops and via e-commerce, and “Other” are revenues from licensing, magazine subscriptions, publishing and third-party advertising in publications and on the Company’s websites and sales from the By Mail product, other revenues, and, in the case of the consolidated financial results and Other reportable segment, includes franchise fees with respect to commitment plans and commissions.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2019 Variance
						2019
						Constant
	Q1 2019			Q1 2018	2019	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2018	2018
Selected Financial Data
Gross Profit	$200,948	$5,927	$206,875	$221,003	(9.1%)	(6.4%)
Gross Margin	55.3%		55.4%	54.1%

Selling, General and Administrative Expenses	$64,802	$1,361	$66,163	$60,011	8.0%	10.3%

Operating Income	$21,897	$918	$22,815	$62,073	(64.7%)	(63.2%)
Operating Income Margin	6.0%		6.1%	15.2%

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended
	March 30, 2019	March 31, 2018

Net (Loss) Income	$(10,687)	$39,112
Interest	35,195	35,866
Taxes	(2,875)	(12,617)
Depreciation and Amortization	11,405	11,154
Stock-based Compensation	4,812	4,384

EBITDAS	$37,850	$77,899

Note: Totals may not sum due to rounding.